United Development Funding Announces New Securitized Finance Program

DALLAS TX March 14, 2013.  UDF 2013 - 1, a special purpose entity formed in concert by the United Development Funding family of funds (“UDF”) today announced its intention to launch a new securitized financing program, expected to consist initially of $120 million of senior secured finished residential lot notes.  The notes have been originated or acquired by the United Development Funding family of funds, including United Development Funding L.P., United Development Funding II, L.P., United Development Land Opportunity Fund, L.P., United Development Funding III, L.P., a publicly registered, non-listed limited partnership, and United Development Funding IV, a publicly registered, non-listed real estate investment trust, and will be contributed to UDF 2013 - 1. The initial securitization will be comprised entirely of finished residential lot notes secured by finished home lots located in Texas. The net proceeds of the securitization, payable pro-rata to each contributing fund, will be used to finance each fund’s further origination and acquisition of finished residential lot loans in homebuilding markets that are believed to be healthy or improving, to repay outstanding indebtedness under the existing funds’ revolving credit facilities and for general fund purposes.  UDF 2013 - 1 intends to capitalize on the liquidity and cost of funds available in the securitization capital markets and expects to be a periodic issuer of senior secured finished residential lot notes throughout 2013.

Hollis Greenlaw, founding partner of UDF stated, “As housing, generally, and new single family home construction, specifically, continues to improve across the nation, and with commercial banks continuing restrictive development and construction loan lending practices, we plan to continue to grow our originations and acquisitions, and we plan on accessing the securitization market on a quarterly basis.“

UDF 2013 - 1 has engaged CRT Capital Group LLC (“CRT”) as their financial advisor and placement agent in connection with structuring the securitization program. CRT will also assist the Company in obtaining a credit rating on the securitization from a nationally recognized statistical rating organization. Subject to market and other conditions, the initial securitization is anticipated to close during the second quarter of 2013.

About United Development Funding

UDF, based in Texas, collectively includes five sponsored funds with approximately $800 million in assets under management. UDF provides debt and equity capital solutions to seasoned developers and homebuilders to develop and acquire single family residential home lots and to construct single family residential homes. UDF seeks to originate and acquire loans in some of the largest homebuilding markets in the country with affordable and stable home prices, balanced supplies, strong demand fundamentals and healthy economies. UDF was founded in 2003 and is based in Grapevine, Texas. For more information, please contact Mike Wilson at (303) 468-9372 or mwilson@umth.com.

About CRT Capital Group LLC

CRT Capital Group is an institutional broker dealer that provides security brokerage and research services to over 1,350 institutional accounts with established counterparty relationships around the world. The firm caters to asset managers, insurance companies, pension funds, hedge funds and investment firms. CRT’s ABS Capital Markets team has executed over 900 transactions, aggregating over $400 billion in new issue volume. Formerly known as Credit Research and Trading LLC, CRT was founded in 1989 and is headquartered in Stamford, Connecticut.

Forward-Looking Statements

Certain statements contained in this release may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including statements regarding the new securitization program, the Company’s planned access to the securitization market, the ability to use the proceeds from the new program and the residential real estate market. The Company intends for all such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such statements include, in particular, statements about the Company’s plans, strategies, and prospects and are subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of the Company’s performance in future periods. Such forward-looking statements can generally be identified by the use of forward-looking terminology such as “may,” “will,” “would,” “could,” “should,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company makes no representation or warranty (express or implied) about the accuracy of any such forward-looking statements contained in this release, and does not intend, and undertakes no obligation, to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.